UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 21, 2006

Commission File Number: 0-21806

PLM Equipment Growth Fund VI Liquidating Trust
(Exact name of registrant as specified in its charter)

California	94-3135515
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

405 Lexington Avenue, 67th Floor
New York, NY 10174
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 682-3344

Item 1.01.  Entry into a Material Definitive Agreement

On December 21, 2006, the Cortes Vessel Limited Partnership, an entity in which PLM Equipment Growth Fund VI Liquidating Trust (the “Liquidating Trust”) owns a 52.5% interest, entered into a memorandum of agreement to sell a marine vessel to Champion Shipping (“Champion”). Pursuant to the memorandum of agreement, Champion will purchase the marine vessel for $10.4 million. The Liquidating Trust’s share of the sales proceeds will be $5.4 million.

The closing of the transaction contemplated by the memorandum of agreement is expected to occur within ninety (90) days; provided, however, the closing is subject to numerous conditions, and there can be no assurance that closing will occur in that time frame, if at all.  If this transaction is consummated, delivery of the marine vessel to Champion will be made immediately prior to it undergoing major maintenance.

Other than in respect of the memorandum of agreement, there are no material relationships between the Liquidating Trust, Champion or any of their affiliates, or any director or officer of the Trustee of the Liquidating Trust, or any associate of such director or officer except that an affiliated entity of the Liquidating Trust has chartered another marine vessel to Champion.
.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLM Equipment Growth Fund VI Liquidating Trust

By: PLM Financial Services, Inc.,
its Trustee

By: s/s Richard K Brock
Richard K Brock
Chief Financial Officer

Date: December 22, 2006